EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Saba Contact:

Saba Software, Inc.

Ronald Kisling

Chief Financial Officer

+1.650.581.2635

rkisling@saba.com

Saba Announces Third Quarter Fiscal 2004 Financial Results

License Bookings Increase 45% over Second Quarter and

Deferred Revenues increase by $3.5 Million to $11.1 Million

REDWOOD SHORES, CA, March 18, 2004 – Saba Software, Inc. (NASDAQ: SABA), a leading provider of human capital development and management (HCDM) solutions, today reported financial results for its third quarter of fiscal year 2004 that ended February 29, 2004.

•	Total revenues were $7.8 million compared to $8.2 million in the prior quarter.

•	License revenues were $2.3 million compared to $2.4 million in the prior quarter, while license bookings increased 45% to $4.1.

•	Deferred revenues increased by 47% to $11.1 million.

•	Saba completed 20 enterprise software deals in the quarter including contracts for Air France, eArmyU, Hyundai, and Network Appliance.

•	Maintenance and support revenues were $2.9 million, reflecting a 98% renewal rate for the quarter.

•	Professional services revenues were $2.6 million compared to $3.0 million in the prior quarter.

•	The net loss on a GAAP basis was $0.17 per share, or a loss of $2.3 million, flat with the prior quarter’s loss.

“During our third fiscal quarter, we continued to see significant sequential increases in our license bookings,” said Bobby Yazdani, Saba’s Chairman and CEO. “Saba continued to win new contracts and expand our relationship with some of the world’s best known organizations, while earning the recognition of key press and analysts that cover our market.”

North America Sales Leadership

Saba recently appointed industry veteran Don Bosworth to the position of Vice President of Sales, North America. Bosworth brings more than 25 years of enterprise technology sales leadership experience to Saba.

2004 e-Learning Suites Magic Quadrant

Saba was again listed in the Leader Quadrant in the 2004 e-Learning Suites Magic Quadrant report. Published on March 15, 2004 by Gartner, Inc., a premier research and advisory firm, the report evaluates the performance of more than 25 vendors based on ability to execute and completeness of vision. According to Gartner, Inc., leaders are vendors who are performing well today, have a clear vision of market direction and are actively building competencies to sustain their leadership position in the market.

“Outstanding” Rating by Training Media Review

Saba was recently awarded an “outstanding” rating by Training Media Review. Saba Enterprise Learning was the only product to receive an overall outstanding rating. The report commended Saba’s learning management offering, noting that “…across all of the functional areas required in a learning management environment, Saba provides both breadth and depth.” The research concluded that Saba’s offering is comprehensive, user-friendly, functional and highly configurable, from both the learner and learning manager’s perspective.

Business Outlook:

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these targets in any way or for any reason.

•	Saba anticipates revenue for its fourth quarter of fiscal 2004 (quarter ending May 31, 2004) to be in the range of $10.0 to $11.0 million.

•	Saba anticipates GAAP net loss per share for its fourth quarter of fiscal 2004 (quarter ending May 31, 2004) to be in the range of $0.09 to $0.16.

Conference Call:

The company will host a conference call on third-quarter results at 2:00 p.m. PT on Thursday, March 18, 2004. The call will be available via web cast at http://investor.saba.com, or by dialing +1.612.332.0923. A replay of the call will be available at http://investor.saba.com or by calling +1.320.365.3844 and entering code 722272, after 5:30 p.m. PT on March 18 through April 1, 2004.

About Saba:

Saba (NASDAQ: SABA) is a leading provider of human capital development and management (HCDM) solutions, which increase organizational performance through the implementation of a management system for aligning, developing, and managing people. Among the Global 2000, Saba customers include Alcatel, Anheuser-Busch, Cisco Systems, DaimlerChrysler, EMC Corp., Kaiser Permanente, Medtronic, Procter & Gamble, and VERITAS Software. Saba has received industry recognition for its solutions, and recently achieved the leader quadrant position in the Gartner 2004 e-Learning Suite “Magic Quadrant.”

Saba is headquartered in Redwood Shores, California, with offices worldwide. For more information, please visit www.saba.com or call (877) SABA-101 or (650) 779-2791.

Saba, the Saba logo, and the marks relating to other Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. All other trademarks are the property of their respective owners.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements such as Saba’s guidance for the fourth quarter of fiscal year 2004 or Saba’s ability to achieve or sustain profitability. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s limited operating history and history of losses, dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, dependence on success of Saba’s channel partners, market acceptance of Saba’s products, fluctuation in customer spending, length of Saba’s sales cycle, competition, dependence on hiring key personnel, rapid technological change, dependence on new product introductions and enhancements, and potential software defects. Readers should also refer to the section entitled “Factors That May Affect Future Operating Results” on pages 23 through 31 of Saba’s Annual Report on Form 10-K dated August 29, 2003 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

(share amounts adjusted for 1-for-4 reverse split)

	Three months ended February 29, 2004	Three months ended February 28, 2003	Nine months ended February 29, 2004	Nine months ended February 28, 2003
Revenues:
License	$2,320	$3,150	$6,316	$13,039
Services	5,515	6,478	17,940	20,752

Total revenues	7,835	9,628	24,256	33,791

Cost of revenues:
Cost of license	27	24	178	100
Cost of services	2,845	3,001	9,188	9,787
Amortization of acquired developed technology	96	388	290	1,164

Total cost of revenues	2,968	3,413	9,656	11,051

Gross profit	4,867	6,215	14,600	22,740

Operating expenses:
Research and development	2,310	3,002	7,516	9,027
Sales and marketing	3,933	6,032	12,405	20,722
General and administrative	872	1,723	3,188	4,845
Amortization (reversal) of deferred stock compensation and other stock charges	4	(74)	45	1,890
Amortization of purchased intangible assets	41	234	125	751
Settlement of litigation	—	—	1,701	—

Total operating expenses	7,160	10,917	24,980	37,235

Loss from operations	(2,293)	(4,702)	(10,380)	(14,495)
Interest income and other, net	47	45	16	167

Loss before provision for income taxes	(2,246)	(4,657)	(10,364)	(14,328)
Provision for income taxes	(45)	(90)	(127)	(243)

Net loss	$(2,291)	$(4,747)	$(10,491)	$(14,571)

Basic and diluted net loss per share	$(0.17)	$(0.36)	$(0.78)	$(1.16)

Shares used in computing basic and diluted net loss per share	13,473	13,183	13,384	12,611

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	February 29, 2004	May 31, 2003
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$16,389	$21,197
Accounts receivable, net	9,806	9,315
Prepaid expenses and other current assets	1,050	1,218

Total current assets	27,245	31,730

Property and equipment, net	1,223	2,385
Other assets	6,373	6,721

Total assets	$34,841	$40,836

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,308	$1,713
Accrued expenses	5,908	6,527
Deferred revenue	11,139	9,497
Current portion of debt and lease obligations	4,426	675

Total current liabilities	22,781	18,412

Deferred revenue	—	31
Accrued rent	2,564	2,691
Debt and lease obligations, less current portion	804	1,242

Total liabilities	26,149	22,376

Stockholders’ equity:
Total stockholders’ equity	8,692	18,460

Total liabilities and stockholders’ equity	$34,841	$40,836

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